UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 2, 2018

1ST CONSTITUTION BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-32891	22-3665653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2650 Route 130, P.O. Box 634, Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	609-655-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02               Results of Operations and Financial Condition.

On February 2, 2018, 1st Constitution Bancorp (the "Company") issued a press release reporting earnings and other financial results for the three and twelve months ended December 31, 2017 (the "Press Release").  A copy of the Press Release is attached and is being furnished as Exhibit 99.

Item 8.01    Other Events

In the Press Release, the Company also announced that its Board of Directors declared a cash dividend of $0.06 per share on the Company’s common stock, no par value per share. The cash dividend will be paid on February 27, 2018 to all shareholders of record of the Company’s common stock as of the close of business on February 16, 2018.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

99           Press Release of 1st Constitution Bancorp, dated February 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CONSTITUTION BANCORP

Date: February 5, 2018	By:	/s/ STEPHEN J. GILHOOLY
	Name:	Stephen J. Gilhooly
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title

99	Press Release of 1st Constitution Bancorp, dated February 2, 2018